                                                                                                              EXHIBIT (B) 3
PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995
- ---------------------------------------------------------------------------------------------------------------------------

                                                       PhoneTel         International   International
                                                     Technologies         Payphones       Payphones           Paramount
                                                         [6]           South Carolina     Tennessee         Communications
                                                   -----------------  ---------------- ---------------  -------------------
REVENUES:
       Coin calls and commissions                       $14,811,361        $3,308,814      $1,194,621           $5,606,758
       Operator services and other                        3,906,622                 -               -                    -
                                                                      ---------------- ---------------  -------------------
                                                   -----------------
                                                         18,717,983         3,308,814       1,194,621            5,606,758
                                                   -----------------  ---------------- ---------------  -------------------
COSTS AND EXPENSES:
       Line and transmission charges                      5,475,699           977,737         608,061            1,423,479
       Location commissions                               3,467,626           582,182               -            1,011,700
       Other operating expenses                           5,310,262           269,973               -              577,606
       Depreciation and amortization                      4,383,049           415,827               -              393,204
       Selling, general and administrative                3,200,742           923,428         563,028            1,562,983
       Contractual settlements and
          restructuring charges                           2,169,503                 -               -                    -
                                                   -----------------  ---------------- ---------------  -------------------

                                                         24,006,881         3,169,147       1,171,089            4,968,972
                                                   -----------------  ---------------- ---------------  -------------------

          (Loss) income from operations                  (5,288,898)          139,667          23,532              637,786

   Other income (expense)                                         -            (2,915)            916                    -
   Interest expense                                        (781,808)         (133,769)              -              (64,210)
   Interest expense - accretion of debt                     (55,103)                -               -                    -
   Interest income                                           16,112                 -             666               12,468
                                                   -----------------  ---------------- ---------------  -------------------

(Loss) Income before income taxes
       and extraordinary items                           (6,109,697)            2,983          25,114              586,044

   Income taxes                                                   -                 -           2,300                    -

                                                   -----------------  ---------------- ---------------  -------------------
(LOSS) INCOME BEFORE
       EXTRAORDINARY ITEMS                              ($6,109,697)           $2,983         $22,814             $586,044
                                                   =================  ================ ===============  ===================

Earnings per share calculation:
   Preferred dividend payable in cash                      (309,668)                -               -                    -
   Preferred dividend payable in kind                             -                 -               -                    -
   Redemption of 10%, 8%, and
       7% Preferred                                               -                 -               -                    -
                                                   -----------------  ---------------- ---------------  -------------------

(Loss) income before extraordinary
        items applicable to
       common shareholders                              ($6,419,365)           $2,983         $22,814             $586,044
                                                   =================  ================ ===============  ===================

Per common share loss before
       extraordinary items                                   ($3.29)
                                                   =================

Weighted average number of shares                         1,950,561           365,520         190,069
                                                   =================  ================ ===============


                                                                Pro Forma                    Pro Forma
                                                               Adjustments                  Adjustments
                                                                   for                       for Debt            Pro Forma
                                                    Ref       Acquisitions        Ref      Restructuring          Combined
                                                   ------- --------------------  ------- ------------------  -------------------
REVENUES:
       Coin calls and commissions                                            -                           -          $24,921,554
       Operator services and other                                           -                           -            3,906,622
                                                           --------------------          ------------------  -------------------
                                                                             -                           -           28,828,176
                                                           --------------------          ------------------  -------------------
COSTS AND EXPENSES:
       Line and transmission charges                                         -                           -            8,484,976
       Location commissions                                                  -                           -            5,061,508
       Other operating expenses                                              -                           -            6,157,841
       Depreciation and amortization                [4]             $3,463,023                           -            8,655,103
       Selling, general and administrative          [4]             (1,146,051)                          -            5,104,130
       Contractual settlements and
          restructuring charges                                              -                           -            2,169,503
                                                           --------------------          ------------------  -------------------
                                                                     2,316,972                           -           35,633,061
                                                           --------------------          ------------------  -------------------

          (Loss) income from operations                             (2,316,972)                          -           (6,804,885)

   Other income (expense)                                                    -                           -               (1,999)
   Interest expense                                                          -    [5]          ($3,462,527)          (4,442,314)
   Interest expense - accretion of debt                                      -    [5]           (3,022,564)          (3,077,667)
   Interest income                                                           -                           -               29,246
                                                           --------------------          ------------------  -------------------

(Loss) income before income taxes
       and extraordinary items                                      (2,316,972)                 (6,485,091)         (14,297,619)

   Income taxes                                                              -                           -                2,300

                                                           --------------------          ------------------  -------------------
(LOSS) INCOME BEFORE
       EXTRAORDINARY ITEMS                                         ($2,316,972)                ($6,485,091)        ($14,299,919)
                                                           ====================          ==================  ===================

Earnings per share calculation:
   Preferred dividend payable in cash                                        -    [5]              309,668                    -
   Preferred dividend payable in kind                                        -    [5]             (619,904)            (619,904)
   Redemption of 10%, 8%, and
       7% Preferred                                                          -    [5]           (2,002,386)          (2,002,386)
                                                           --------------------          ------------------  -------------------

(Loss) income before extraordinary
        items applicable to
       common shareholders                                         ($2,316,972)                ($8,797,713)        ($16,922,209)
                                                           ====================          ==================  ===================

Per common share loss before
       extraordinary items                                                                                               ($6.75)
                                                                                                             ===================

Weighted average number of shares                                                                                     2,506,150
                                                                                                             ===================


   The accompanying notes are an integral part of these financial statements.
                               page 15 of 18 pages